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                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is entered into as of August 9, 2001, by and between Silicon Valley Bank ("Purchaser") and Greenfield Online, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, Purchaser is acquiring from the Company a Warrant to Purchase Stock (the "Warrants") pursuant to which Purchaser has rights to acquire from the Company the Shares (as defined in the Warrant), which Shares when issued shall be shares of the Company's common stock, $0.0001 par value per share ("Common Stock").

         B. By this Agreement, Purchaser and the Company desire to set forth the registration rights of the Shares all as provided herein.

            NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

         1. Registration Rights. The Company covenants and agrees as follows:

            1.1 Definitions. For purposes of this Section 1:


               (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "Registrable Securities" means (i) the Shares, at any time when the Shares are shares of Common Stock, and (ii) any Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. Shares shall cease to be Registrable Securities when they are eligible for sale in any three-month period pursuant to Rule 144(k) issued under the Securities Act.

               (c) The terms "Holder" or "Holders" means Purchaser, so long as it shall hold or have rights to acquire Registrable Securities, and its qualifying transferees under subsection 1.9 hereof who hold or have rights to acquire Registrable Securities.

               (d) The term "SEC" means the Securities and Exchange Commission.

               (e) The terms "Form S-1," "Form S-3" etc. shall mean those forms with such designations as are required by the SEC and any successor or replacement forms adopted by the SEC.

            1.2 Company Registration.

               (a) Registration. For a period of seven (7) years after the Shares are so acquired, if the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on Form S-8 or on Form S-4

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relating solely to an SEC Rule 145 transaction or on Form S-4 relating solely to a merger, recapitalization, consolidation, acquisition or similar transaction
(or pursuant to successor forms promulgated under the act), the Company will:

                  (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (ii) include in such registration (and qualifications), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.2(c) below.

               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving a firm-commitment underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.2(a)(i). In such event the right of any Holder to registration pursuant to this subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form (and not inconsistent with the terms hereof) with the underwriter or underwriters selected for such underwriting by the Company.

               (c) Underwriter Cutback. In the case of any registration of Common Stock by the Company in a firm-commitment underwriting, if the managing underwriters give written advice to the Company that marketing factors require a limitation on all or any part of the number of shares of Common Stock (or other securities convertible into or exercisable or exchangeable for Common Stock) to be offered and sold by stockholders of the Company in such offering, there shall be included in the offering: (i) first, all securities proposed by Company to be sold for its account; (ii) second, that number of shares of Common Stock, if any, requested to be included in such registration statement by stockholders of the Company holding registration rights pursuant to that certain Registration Rights Agreement of the Company dated May 17, 1999, as amended August 23, 2000, and March 1, 2001, and (iii) third, that number of shares of Common Stock, if any requested to be included in such registration statement by Holders and by other stockholders of the Company having contractual rights to include shares in such registration, on a pro rata basis based upon the number of shares of Common Stock each Holder and each such other stockholder beneficially owns, except that where such a registration is initiated by another shareholder having contractual registration rights, such shareholder shall be considered before Holder.

               (d) "Stand-Off" Agreement. Each Holder of Registrable Securities, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock pursuant to a registration statement, shall be prohibited from selling, pledging, or otherwise transferring any interest in any Registrable Securities or other securities of the Company held by such Holder of Registrable Securities for a specified period of time (not to exceed 180 days) following the effective date of such registration statement; provided, that:

         i. such prohibition shall only apply to the first registration statement covering Common Stock to be sold by or on behalf of the Company to the public in an underwritten offering; and
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         ii.      all officers and directors of the Company, all holders of 5%
                  or more of the Company's equity securities and all selling stockholders in such offering shall be subject to a similar prohibition.

            1.3 Registration on Form S-3. If at any time (i) the Holder of Registrable Securities requests in writing that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Securities held by the requesting Holder, (ii) the aggregate price to the public of such offering would reasonably be expected to exceed $750,000, and (iii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice. Whenever the Company is required by this
Section 1.3 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 1.5(d) shall apply to such registration; provided, however, that the Company shall not be obligated to register Registrable Securities under this Section 1.3 on more than two occasions or on more than one occasion in any six-month period.

            Notwithstanding anything to the contrary in this Agreement, the Company may delay the filing of a registration statement on Form S-3 if: (i) in the good faith and reasonable judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company, and the Board of Directors concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement.

         Upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event which makes any statement made in the S-3 or related prospectus untrue or which requires the making of any changes in such Form S-3 or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, each Holder shall forthwith discontinue disposition of shares pursuant to such Form S-3 until such Holder's receipt of the copies of the supplemented or amended prospectus (which the Company shall use commercially reasonable efforts to prepare and distribute promptly) or until it is advised in writing (the "Advice" ) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus.

            1.4 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1 including without limitation, all registration, filing and qualification fees, printing expenses, underwriting fees, discounts and commissions, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company, provided, however, that the Holders shall pay the fees and expenses of their respective counsel and accountants and underwriting discounts and commissions and transfer taxes in respect of any such registration or compliance being registered. All expenses of any registered offering not otherwise borne by the Company will be borne pro rata among the Holders, any other shareholders of the Company participating in such offering and the Company.
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            1.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Registration Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, in the case of a registration under Section 1.3, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days (the "Effective Period").

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) If required by law, use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement provided that all other shareholders of the Company participating in such offering do the same.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            1.6 Indemnification.

               (a) The Company will indemnify each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act ("controlling person"), with respect to which registration, qualification or compliance of Registrable Securities has been effected pursuant to this Registration Rights Agreement, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any

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such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder ("Exchange Act") or any state securities law applicable to the Company or any rule or regulation promulgated any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission made in reliance upon and conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder specifically for use therein, and provided further that the indemnity agreement contained in this subsection 1.6(a) shall not apply to the extent that any such claim, loss, damage or liability arises out of or is based on the Holder's use of a prospectus after the Company has notified the Holder under Section 1.4(f).

            (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and controlling persons, each underwriter, if any, of the Company's securities covered by such a registration statement, and each controlling person of such underwriter, and each other Holder, each of its officers, directors, partners and controlling persons, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld or delayed); and provided further, that the total amount for which any Holder shall be liable under this subsection 1.6(b) shall not in any event exceed the aggregate net proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

            (c) Each party entitled to indemnification under this subsection 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the

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defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would in the unqualified written opinion of counsel to the Holder, be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 1.6 is due in accordance with its terms but for any reason is judicially determined to be unenforceable against the Indemnifying Party or otherwise unavailable to the Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the selling Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and such selling Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement, or omission or alleged omission, of material fact related to the information supplied by the Company or such selling Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.6(d) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 1.6(d), (i) in no case shall any Holder be liable or responsible for any amount in excess of the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration; and (ii) no person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not adjudged guilty of such fraudulent misrepresentation. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 1.6(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not, in the absence of actual prejudice to such party or parties, relieve it or them from such contribution obligation. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

            1.7 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

            1.8 Rule 144 Reporting and Form S-3. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees for a two (2) year period after the Shares are issued to use commercially reasonable efforts to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) take such commercially reasonable action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (d) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualify as a registrant whose securities may be resold pursuant to S-3 (at any time after it so qualifies), and such reports and documents as the Holder may reasonably request in order to document its compliance with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration or pursuant to such form.

            1.9 Transfer of Registration Rights. Holders' rights to cause the Company to register their securities and keep information available, granted to them by the Company under subsections 1.2, 1.3 and 1.8 may be assigned to a transferee or assignee of 200,000 or more of Holder's Registrable Securities not sold to the public, provided, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

         2. General.

            2.1 Waivers and Amendments. With the written consent of the record or beneficial holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the Holders of the Registrable Securities under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 2.1.

            2.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

            2.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            2.4 Entire Agreement. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            2.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, or by personal delivery (subject to evidence of receipt) or by overnight courier (subject to evidence of receipt) addressed (a) if to Holder, at such Holder's address(es) as set forth below, or at such other address(es) as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address set forth below, or at such other address as the Company shall have furnished to the Holder in writing.

            2.6 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreement s shall not in any way be affected or impaired thereby.

            2.7 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            2.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed by their duly authorized representatives as of the date first above written.

PURCHASER                                   COMPANY
SILICON VALLEY BANK                         GREENFIELD ONLINE, INC.


By:______________________________           By:_________________________________
Name:____________________________           Name:_______________________________
Title:___________________________           Title:______________________________
Address:_________________________           Address: 15 River Road
                                                     Wilton, Connecticut 06897

copy to:  Silicon Valley Bank
          Treasury Department
          3003 Tasman Drive, HA-200
          Santa Clara, CA 95054